                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                 November 5, 1997
                 ------------------------------------------------
                 Date of Report (Date of earliest event reported)


                           U.S. OFFICE PRODUCTS COMPANY
                ---------------------------------------------------
                (Exact name of Registrant Specified in its Charter)

                                     Delaware
                  ------------------------------------------------
                   (State or other jurisdiction of incorporation)


                                        0-25372
                          -------------------------------
                                (Commission File No.)

                                      52-1906050
                   ----------------------------------------------
                       (I.R.S. Employer Identification Number)

      1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C. 20007
      --------------------------------------------------------------------------
                  (Address of principal executive offices) (Zip Code)


                                   (202) 339-6700
                  ----------------------------------------------------
                   (Registrant's telephone number, including area code)

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Item 5 -- Other Events

CHANGES IN RESPONSIBILITIES OF TWO EXECUTIVE OFFICERS

    On November 5, 1997, USOP announced the promotion of Thomas I. Morgan to the position of President and Chief Executive Officer ("CEO") of U.S. Office Products Company (the "Company"). Mr. Morgan joined the Company in February 1997 as President of the Company's North American Office Products Group and was promoted to Chief Operating Officer in June 1997. The Company also announced the formation of a committee of the Board of Directors to commence a search for a Chief Operating Officer to augment the Company's senior management team.

    In conjunction with the promotion of Mr. Morgan, Mr. Ledecky will no longer serve as the CEO of the Company. He has entered into an amended employment agreement with the Company (the "Employment Agreement") under which he will continue to serve as the Company's Chairman and as an executive of the Company with responsibilities for the Company's strategic planning and acquisition activities. Mr. Ledecky will not be responsible for the day-to-day oversight of the Company, and his base salary is set at $250,000 per year. The Employment Agreement allows Mr. Ledecky to participate in outside entrepreneurial activities including his anticipated role as Chairman and Chief Executive Officer of Consolidation Capital Corporation ("CCC"), a Washington-based firm currently in registration for an initial public offering of common stock. Mr. Ledecky currently serves as Chairman of CCC.

STOCK SPLIT

    On October 7, 1997, the Company announced a three-for-two stock split payable in the form of a stock dividend on November 6, 1997 to the record holders of the Company's common stock, par value $.001 per share ("Common Stock"), as of October 23, 1997 (the "Stock Split").

    Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered for sale under the Securities Act by each of the Company's registration statements identified below will be increased to reflect the Stock Split. The table below shows with respect to certain effective registration statements of the Company (a) the original number of shares of Common Stock covered by such registration statement and (b) the increased number covered as a result of the Stock Split.

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

    Registration Statement         Original Number            Increased Number of Shares
            Number                of Shares Covered           Covered Due to Stock Split
333-01928                                19,174,575                     28,761,862
333-10383                                 1,819,620                      2,729,430
333-13133                                37,651,948                     56,477,922
333-14025                                 6,948,065                     10,422,097

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                                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               U.S. OFFICE PRODUCTS COMPANY

Dated: November 5, 1997                        By: /s/ Mark D. Director
                                                  --------------------------
                                                   Mark D. Director
                                                   Chief Administrative Officer,
                                                   General Counsel and Secretary